THE ROYCE FUND

BYLAWS

April 12, 1996

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT		7
Section 1.	Fiscal Year	7
Section 2.	Accountant	7

ARTICLE VIII
AMENDMENTS		7
Section 1.	General	7
Section 2.	By Shareholders Only	7

ARTICLE IX
NET ASSET VALUE		8

BYLAWS

OF

THE ROYCE FUND

These Bylaws of The Royce Fund (the “Trust”), a Delaware business trust, are subject to the Trust Instrument of the Trust dated April 12, 1996 as from time to time amended, supplemented or restated (the “Trust Instrument”). Capitalized terms used in these Bylaws have the same meanings as in the Trust Instrument.

ARTICLE I
PRINCIPAL OFFICE AND SEAL

Section 1. Principal Office. The principal office of the Trust shall be located in New York, New York, or such other location as the Trustees determine. The Trust may establish and maintain other offices and places of business as the Trustees determine.

Section 2. Seal. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

ARTICLE II
MEETINGS OF TRUSTEES

Section 1. Action by Trustees. Trustees may take actions at meetings held at such places and times as the Trustees may determine, or without meetings, all as provided in Article II, Section 7, of the Trust Instrument.

Section 2. Compensation of Trustees. Each Trustee who is neither an employee of an investment adviser of the Trust or any Series nor an employee of an entity affiliated with the investment adviser may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE III
COMMITTEES

Section 1. Establishment. The Trustees may designate one or more committees of the Trustees. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescision shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2. Proceedings; Quorum; Action. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Section 3. Compensation of Committee Members. Each committee member who is a Disinterested Trustee may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE IV
OFFICERS

Section 1. General. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers (“Other Officers”) as the Trustees may determine.

Section 2. Election, Tenure and Qualifications of Officers. The Trustees shall elect the officers of the Trust, except those appointed as provided in Section 9 of this Article. Each officer elected by the Trustees shall hold office until his or her earlier death, inability to serve or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. No officer need be a Trustee or Shareholder.

Section 3. Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

Section 4. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or with out cause. The Trustees may delegate this power to the President with respect to any Other Officer. Such removal shall be without prejudice to the contract right, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5. President. The president shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust’s business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. The President shall preside at any Shareholders’ meetings and at all meetings of the Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may assign to the President.

Section 6. Vice President(s). The Vice President(s) shall have such powers and perform such duties as the Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when acting, shall have all the powers of the President. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he or she shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of the Trust and of each Series as soon as possible after the close of the Trust’s or such series’ fiscal year. The Trustees also may designate one or more of the Vice Presidents as Executive or Senior Vice President.

Section 7. Treasurer and Assistant Treasurer(s). The Treasurer may be designated as the principal financial officer and/or as the principal accounting officer of the Trust. If designated as principal financial officer, the Treasurer shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of the Trust and of each Series as soon as possible after the close of the Trust’s or such Series’ fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees’ supervision, and shall perform such additional duties as the Trustees may designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for there cords of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 9. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

Section 10. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties of the Trust, including responsibility for gross negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE V
MEETINGS OF SHAREHOLDERS

Section 1. No Annual Meetings. There shall be no annual Shareholders’ meetings, unless required by law.

Section 2. Special Meetings. The Secretary shall call a special meeting of Shareholders of the Trust or of any Series or Class whenever ordered by the Trustees.

The Secretary shall also call a special meeting of Shareholders of the Trust or of any Series or Class upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of the Trust or of such Series or Class entitled to vote at such meeting; provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust there as on ably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.

The Secretary shall not call a special meeting upon the request of Shareholders of the Trust or of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of the Trust or of any such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Outstanding Shares the Trust or of any of such Series or Class entitled to be voted at such meeting.

A special meeting of Shareholders of the Trust or of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

Section 3. Notice of Meetings; Waiver. The Secretary shall call a special meeting of Shareholders by giving written notice of the place, date, time and purposes of that meeting at least ten days before the date of such meeting. The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address a sit appears on the records of the Trust.

Section 4. Adjourned Meetings. A meeting of Shareholders may be adjourned one o r more times f o r any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting and if the adjourned meeting is held with in are a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the non-receipt of any such notice by any of the Shareholders shall not in validate any action otherwise properly taken at any such meeting.

Section 5. Validity of Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy; provided that either (1) the Shareholder or his or her duly authorized attorney has signed and dated a written instrument authorizing such proxy to act or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to executing of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series of Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven months before the date of the meetings. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of Shareholders, unless the voting is conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. Subject to the provisions of the Delaware Business Trust Act, the Trust Instrument or these Bylaws, the General Corporation Law of the State of Delaware relating to proxies, as if the Trust were a Delaware corporation and Shareholders were shareholders of a Delaware corporation.

Section 6. Record Date. Trustees may fix in advance a date up to ninety days before the date of any Shareholders’ meeting as a record date for the determination of the Shareholder sent it led to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders’ meeting is adjourned for more than sixty days after the original date, the Trustees shall establish a new record date.

Section 7. Action Without a Meeting. Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) - of the outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filled with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

ARTICLE VI
SHARE OF BENEFICIAL INTEREST

Section 1. Share Certificates. Neither the Trust nor any Series or Class shall be required to issue certificates certifying the ownership of Shares, and the Trustees may specifically authorize such certificates.

Section 2. Transfer of Shares. Shares shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. Shares may be freely transferred, and the Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares.

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT

Section 1. Fiscal Year. The fiscal year of the Trust shall end on December 31.

Section 2. Accountant. The Trust shall employ independent public accountants as its Accountant to examine the accounts of the Trust and to report on its financial statements. The Accountant’s reports shall be addressed both to the Trustees and to the Shareholders. A majority of the Trustees who are not “interested persons” of the Trust (as such term is defined in the 1940 Act) shall select the Accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Trust, acting upon the recommendation of any audit committee. The employment of the Accountant shall be conditioned upon the right of the Trust to terminate such employment without any penalty by vote of a majority Shareholder Vote at any meeting of Shareholders called for that purpose.

ARTICLE VIII
AMENDMENTS

Section 1. General. Except as provided in Section 2 of this Article, these Bylaws may be amended by the Trustees or by the affirmative vote of a majority of the Outstanding Shares entitled to vote at any meeting.

Section 2. By Shareholders Only. After the issue of any Shares, this Article may be amended only by the affirmative vote of the holders of the lesser of (1) at least two - thirds of the Outstanding shares present or represented and entitled to vote at any meeting or (2) more than fifty percent of the Outstanding Shares.

ARTICLE IX
NET ASSET VALUE

The term “Net Asset Value” of the Trust or any Series shall mean that amount by which the assets of the Trust or belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series and shall be determined for the Trust or each Series on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Trust or the Series. The Trustees may delegate any of their powers and duties under this Article IX with respect to appraisal of assets and liabilities. The Trustees may, at any time, cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.